CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Active Alts Contrarian ETF, a series of Strategy Shares, under the heading “Service Providers” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

September 16, 2016